SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 17, 2016

                              FIRMA HOLDINGS CORP.
                        ---------------------------------
                 (Name of Small Business Issuer in its charter)

         Nevada                      333-143512                 20-5000381
  --------------------           ----------------             ----------------
(State of incorporation)       (Commission File No.)        (IRS Employer
                                                             Identification No.)

                           181 N. Arroyo Grande Blvd.
                                   Ste. #140B
                               Henderson, NV 89074
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (888) 901-4550

                                       N/A
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          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry Into a Material Definitive Agreement

     See Item 2.01 of this report.

Item 2.01.  Completion of Acquisition or Disposition of Assets

     On February 17, 2016 Firma Holdings Corp., through its wholly owned subsidiary American Metal Mining, S.A. de C.V., purchased and took control of the Magistral Del Oro tailings project, which is located in what is known as the "Golden Triangle" in Santa Maria Del Oro, Durango, Mexico. The terms of the transaction required Firma to pay a nominal price and assume accounts payable and environmental remediation obligations of approximately $1,440,000.

     The acquisition includes a 500 TPD Dynamic Cyanide counter current system plant. The plant was completed in 2013, for approximately $4.5 million. It is unencumbered, production ready and fully permitted.

     The Magistral project includes the exclusive rights to process approximately 1.2 million tonnes of mineralized mill tailings, grading an average of 2.06 gold per tonne (79,000 ounces of gold). Firma is required to pay a per-tonne royalty to the local government as material is processed. Based on an $1,100 spot gold price, the royalty is currently set at $3 per tonne. Going forward, the royalty adjusts by the percentage of change that the spot gold price increases or decreases. The fee is calculated monthly, using a previous thirty day average of the spot gold price.

     A comprehensive report, including a metallurgical assessment of the mineralized tailings, was completed by Kappes Cassiday and Associates, an independent mining engineering firm, which confirmed recovery rates of approximately 82%. During Firma's pre-purchase due diligence, a volume and grade value report was commissioned and provided, which validated expected grade and tonnage. Additionally, to confirm previous metallurgical results, a report was commissioned and completed by two different Mexican based Metallurgical Engineering companies, with both company's reports confirming previous grade, process, and recovery results.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 29, 2016

                                 FIRMA HOLDINGS CORP.



                                 By:  /s/ Francis R. Biscan
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                                      Francis R. Biscan, President